UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2006

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P.A.M. TRANSPORTATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Approval of 2006 Stock Option Plan

On March 2, 2006, the Board of Directors of P.A.M. Transportation Services, Inc. ("PTSI"), adopted, subject to receiving shareholder approval, the 2006 Stock Option Plan (the "Option Plan"). The Option Plan provides for the issuance of stock options for up to 750,000 shares (subject to adjustment) of PTSI common stock to officers, directors, key employees and consultants of PTSI and its subsidiaries. Options granted to employees under the Option Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options. Options granted to others under the Option Plan are limited to non-qualified stock options.

The Option Plan is administered by the Board of Directors or a committee designated by the Board of Directors. The Board of Directors has designated the Compensation and Stock Option Committee of the Board of Directors (the "Committee") as the committee that, with the Board of Directors, has the authority to administer the Option Plan. Subject to the provisions of the Option Plan, the Board of Directors or the Committee has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered by each option, vesting rights and the terms and conditions of each option that is granted to them. However, no person may be granted in any fiscal year of PTSI options to purchase more than 100,000 shares under the Option Plan, and the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year can not exceed $100,000. Options granted pursuant to the Option Plan are exercisable no later than ten years after the date of grant.

The Option Plan provides for options for 2,000 shares to be automatically granted each year to each non-employee director of PTSI, and for no other options to be granted under the Plan to non-employee directors. Each option granted to a non-employee director will be exercisable from the date of grant until the date that is the fifth anniversary of the date of grant, unless earlier terminated in accordance with the terms of the Option Plan.

The exercise price per share of common stock for options granted under the Option Plan will be the fair market value of PTSI's common stock on the date of grant, except for incentive stock options granted to a holder of ten percent or more of PTSI's common stock, for whom the exercise price per share will not be less than 110% of the fair market value. No option can be granted under the Option Plan after March 1, 2016.

The Option Plan was approved by PTSI's stockholders at the annual meeting of stockholders held on May 24, 2006. Accordingly, the adoption of the Option Plan is no longer subject to the receipt of stockholder approval.

The Option Plan is described in PTSI's proxy statement that was filed with the Securities and Exchange Commission for its May 24, 2006 annual meeting, and a copy of the Option Plan is set forth in Appendix B to that proxy statement, and incorporated by reference as an exhibit to this report. A copy of the form of the stock option agreement that the Committee and the Board of Directors approved on May 24, 2006 for the annual grants of stock options to non-employees directors under the Option Plan is filed with this report as an exhibit.

Approval of Executive Incentive Plan

On May 24, 2006, the Board of Directors of PTSI approved the P.A.M. Transportation Services, Inc. Executive Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to allow PTSI to attract, motivate and retain highly qualified executive employees; to obtain from each employee the best possible performance; to establish performance goals that support PTSI's long-term business strategies; and to provide consistency in and alignment with PTSI's approach to executive compensation strategy. Incentive Plan participants include PTSI's executive officers, as follows:

Name	Position

Robert W. Weaver	President and Chief Executive Officer
W. Clif Lawson	Executive Vice President and Chief Operating Officer
Larry J. Goddard	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

Payment of incentive compensation awards under the Incentive Plan is conditioned on the achievement of performance measures approved by the Committee. In years after 2006, the Plan provides that performance measures will be established by the Committee within 90 days after the beginning of the fiscal year. The maximum incentive compensation award that can be paid under the Incentive Plan to any named executive officer of PTSI is $1 million.

After the end of the fiscal year, the Committee will determine whether the performance measures were achieved and the amount of the incentive compensation award to be paid to each participant under the Incentive Plan. Incentive compensation awards will be paid in cash. 50% of the award will be paid within 2 ½ months after the end of the fiscal year and 50% of the award will be paid within 2 ½ months after the end of the next following fiscal year. Except as described in the next sentence, a participant must be employed on the last day of the fiscal year, and on the designated payment date, in order to receive payment of the incentive compensation award (including any amount that is deferred.) A participant who terminates employment due to death, disability or retirement will receive a pro rata share of any incentive compensation award earned in that fiscal year.

On May 24, 2006, the Committee approved the performance measures for the 2006 fiscal year under the Incentive Plan. Incentive compensation awards will be based on achieving (a) an increase in total operating profit (determined for PTSI and its subsidiaries on a consolidated basis and excluding interest, bonuses, income taxes, profit/loss on stock, option expense and any other "non-operating" profit/expense items) and (b) a designated operating ratio (operating expense net of fuel surcharges, divided by operating revenue before fuel surcharges.)

If the thresholds are achieved, an incentive compensation award will be paid, equal to the greater of (a) a minimum award (8% of annual base salary for the named executive officers) or (b) a formula amount. The formula amount is tied to the increase in operating profit. As operating profits increase, a greater amount is contributed to an incentive compensation pool. The pool is allocated among all employees eligible for an incentive compensation award, based on a multiple of each employee's annual base salary. The executive officers will each receive their allocated share of the incentive compensation pool.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
2006 Stock Option Plan is incorporated by reference to Appendix B of PTSI's proxy statement for its May 24, 2006 annual meeting of stockholders that was filed with the Securities and Exchange Commission (Commission File No. 0-15057)

10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Director stock options that are granted under the 2006 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.

Date: May 30, 2006	By:	/s/ Robert W. Weaver
Robert W. Weaver
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
2006 Stock Option Plan is incorporated by reference to Appendix B of PTSI's proxy statement for its May 24, 2006 annual meeting of stockholders that was filed with the Securities and Exchange Commission (Commission File No. 0-15057)

10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Director stock options that are granted under the 2006 Stock Option Plan